UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 20, 2008

Date of Report (date of earliest event reported)

FEI COMPANY

(Exact name of Registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5350 NE Dawson Creek Drive
Hillsboro, OR 97124

(Address of principal executive offices)

(503) 726-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 20, 2008, the Compensation Committee of the Board of Directors of FEI Company set the metrics for payments under the Company’s Management Variable Compensation Plan (“MVP”) to the Company’s named executive officers (as such term is defined in Item 401(a)(3) of Regulation S-K) for 2008 performance. The total amount of MVP money available for payment to all participants in the MVP (which includes non-executive senior managers) will be based on a return-on-sales metric. To achieve 100% of the performance plan, the Company must achieve 11.6% return-on-sales on a pre-tax GAAP basis. The amount available in the MVP pool will be determined based on the following calculation: (i) each participant’s targeted incentive percentage, multiplied by (ii) each participant’s base salary, multiplied by (iii) a payment multiplier. The multiplier increases as the Company’s performance increases, calculated on a straight-line basis, as shown in the chart below. For example, if our actual pre-tax return-on-sales is 150% of target, then the size of the incentive compensation pool increases to 200%. The size of the incentive compensation pool will continue to increase on a straight-line basis for higher return-on-sales, subject to a cap of 15% of our pre-tax income that applies to the aggregate amounts available under the MVP and profit sharing plan (a separate Company incentive plan that covers employees who are not covered by the MVP or any commission plan). No MVP awards will be payable if Company performance is less than or equal to 50% of targeted performance. The Compensation Committee retains the ability to change the pre-tax operating profit targets or make adjustments to the metric, but historically has not exercised this discretion to any significant degree.

The Compensation Committee has not yet established individual targets for 2008 and does not expect to set them any earlier than May 2008. We will update our disclosure when targets are set.

Using the individual targets set in 2008, the Compensation Committee will, after earnings for 2008 have been released, fix the amount of the actual incentive compensation paid to each named executive officer under the MVP based equally on (a) the performance of the Company against the metric described above and (b) the individual executive’s performance during the year. The Compensation Committee determines the extent to which the named executive officer has met the previously established individual performance objectives.

(total payout under MVP and profit sharing
plan capped at 15% pre-tax operating profit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary
Date: February 26, 2008